UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 15, 2025

Legence Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-42838	33-2905250
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1601 Las Plumas Avenue San Jose, CA	95133
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (833) 534-3623

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.01 per share	LGN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

In connection with the initial public offering (the “Offering”) by Legence Corp. (the “Company”) of its Class A common stock, par value $0.01 per share (“Class A Common Stock”), described in the prospectus (the “Prospectus”), dated September 11, 2025, filed with the Securities and Exchange Commission on September 12, 2025, pursuant to Rule 424(b) of the Securities Act of 1933, as amended (the “Securities Act”), which is deemed to form a part of the Registration Statement on Form S-1 (File No. 333-289629) (as amended, the “Registration Statement”), the following agreements were entered into:

•

the Underwriting Agreement, dated September 11, 2025, by and among the Company, Legence Holdings LLC (“Legence Holdings”) and Goldman Sachs & Co. LLC and Jefferies LLC, on behalf of themselves and each of the other underwriters named in Schedule I thereto (the “Underwriters”) (the “Underwriting Agreement”), which contains customary representations and warranties of the parties and indemnification of the Underwriters by the Company;

•

the Amended and Restated Limited Liability Company Agreement of Legence Holdings, dated as of September 11, 2025, by and among the Company and the other signatories party thereto (the “Legence Holdings LLC Agreement”);

•	the Registration Rights Agreement, dated as of September 15, 2025, by and among the Company and each of the other signatories from time to time party thereto (the “Registration Rights Agreement”);

•	the Tax Receivable Agreement, dated as of September 11, 2025, by and among the Company and the TRA Parties (as defined therein) (the “Tax Receivable Agreement”); and

•	the Exchange Agreement, dated as of September 11, 2025, by and among the Company and other signatories party thereto (the “Exchange Agreement”).

The terms of these agreements are substantially the same as the terms set forth in the forms of such agreements previously filed as exhibits to the Registration Statement and as described therein under “Underwriting (Conflicts of Interest)” and “Certain Relationships and Related Party Transactions,” and which descriptions are also incorporated by reference into this Item 1.01.

The descriptions of the Underwriting Agreement, the Legence Holdings LLC Agreement, the Registration Rights Agreement, the Tax Receivable Agreement and the Exchange Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Underwriting Agreement, the Legence Holdings LLC Agreement, the Registration Rights Agreement, the Tax Receivable Agreement and the Exchange Agreement, which are filed herewith as Exhibits 1.1, 10.1, 4.1, 10.2 and 10.3, respectively, and are incorporated by reference into this Item 1.01.

Certain parties to certain of these agreements have various relationships with the Company. For further information, see “Certain Relationships and Related Party Transactions” and “Underwriting (Conflicts of Interest)” in the Prospectus.

Amendment No. 10 to the Credit Agreement

On September 8, 2025, certain direct subsidiaries of the Company entered into Amendment No. 10 (the “Amendment”) to that certain Credit Agreement, dated as of December 16, 2020, by and among Legence Intermediate LLC, as holdings, Legence Holdings, as borrower, Jefferies Finance LLC, as administrative agent, collateral agent, swing line lender and an L/C issuer, the guarantors party thereto from time to time and the lenders party thereto from time to time (as amended, restated, amended and restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Credit Agreement”) to, amongst other things, revise the Credit Agreement to facilitate the reorganization.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, which is filed herewith as Exhibit 10.8 and incorporated by reference into this Item 1.01.

Item 3.02	Unregistered Sales of Equity Securities.

On September 15, 2025, in connection with the closing of the Offering and as contemplated by the transactions described in the Prospectus under “Corporate Reorganization,” the Company issued (i) 178,571 shares of Class A Common Stock and 46,680,762 shares of its Class B common stock, par value $0.01 per share (the “Class B Common Stock”), to Legence Parent LLC (“Legence Parent”), and (ii) 28,844,369 shares of Class A Common Stock to Legence Parent II LLC. Such issuances were undertaken in reliance on an exemption from the registration requirements of the Securities Act pursuant to Section 4(a)(2) thereof as transactions by an issuer not involving any public offering. Subject to the terms of the Legence Holdings LLC Agreement and the Exchange Agreement, Legence Parent may exchange the Class B units representing limited liability company interests in Legence Holdings (the “Class B Units”), along with surrendering a corresponding number of shares of Class B Common Stock, held by it for shares of Class A Common Stock on a one-for-one basis (subject to customary conversion rate adjustments for stock splits, stock dividends and reclassifications) or, at the Company’s option and subject to certain conditions, an equivalent amount of cash.

Item 3.03	Material Modification to Rights of Security Holders.

The information provided in Item 1.01 regarding the Registration Rights Agreement and in Item 5.03 hereto is incorporated by reference into this Item 3.03.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Directors; Committee Composition; Director Compensation

On September 11, 2025, following the effective time of the Registration Statement, Terrence Keenen, Christie Kelly, Bilal Khan, Robert Mitchell Nimocks and Jeffrey Sprau were appointed to the Board of Directors of the Company (the “Board”). Messrs. Sprau, Khan and Nimocks, all of whom were members of the Board prior to the Offering, were designated to continue serving on the Board.

Mr. Keenen serves as Chairman of the Board. Messrs. Keenen and Nimocks and Ms. Kelly serve on the Nominating and Corporate Governance Committee of the Board (the “NCG Committee”) with Mr. Keenen serving as the chairman of the NCG Committee. Ms. Kelly serves on the Audit Committee of the Board (the “Audit Committee”) and serves as the chair of the Audit Committee. Messrs. Keenen and Khan serve on the Compensation Committee of the Board (the “Compensation Committee”) with Mr. Keenen serving as the chairman of the Compensation Committee.

Biographical information for Ms. Kelly and Messrs. Sprau, Khan, Nimocks and Keenen is set forth in the Prospectus under the caption “Management” and is incorporated herein by reference.

The Board determined that Ms. Kelly and Messrs. Khan, Nimocks and Keenen each meet the independence requirements under the rules of the Nasdaq Stock Market LLC. Except as set forth under the heading “Certain Relationships and Related Person Transactions” in the Prospectus, each of the current directors on our Board has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. There are no understandings or arrangements between Ms. Kelly and Messrs. Sprau, Khan, Nimocks and Keenen and any other person pursuant to which such individual was selected to serve as a director of the Board.

In connection with their appointment to the Board, Mr. Keenen and Ms. Kelly each received an award of restricted stock units covering a certain number of shares of the Company’s Class A Common Stock valued at approximately $150,000 as of the grant date that are subject to the Form of Non-Employee Director Restricted Stock Unit Grant Notice and Award Agreement filed herewith as Exhibit 10.7, which is incorporated herein by reference.

Legence Corp. 2025 Omnibus Incentive Plan

Effective September 11, 2025, following the approval of the stockholders of the Company, the Board adopted the Legence Corp. 2025 Omnibus Incentive Plan (the “Omnibus Plan”) substantially in the form previously filed as Exhibit 10.12 to the Registration Statement. For further information regarding the Omnibus Plan, see “Compensation Discussion and Analysis—Company 2025 Omnibus Incentive Plan” in the Prospectus. Pursuant to the Omnibus Plan, in connection with the Offering, certain employees, including our named executive officers, received grants of stock options (the “IPO Stock Options”) and restricted stock units (the “IPO RSUs”).

A copy of the Omnibus Plan, Form of Stock Option Grant Notice and Award Agreement governing the terms of the IPO Stock Options (“Stock Option Notice”) and Form of RSU Grant Notice and Award Agreement governing the terms of the IPO RSUs (“RSU Notice”) are filed herewith as Exhibits 10.4, 10.5 and 10.6, respectively, and are incorporated herein by reference. The foregoing description of the Omnibus Plan, Stock Option Notice and RSU Notice is not complete and is qualified in its entirety by reference to such exhibits.

Indemnification Agreements

In connection with the closing of the Offering, the Company entered into indemnification agreements with each of its executive officers and directors. These indemnification agreements and the Company’s governing documents require the Company to indemnify these individuals to the fullest extent permitted under Delaware law against liability that may arise by reason of their service to the Company, and to advance certain expenses incurred as a result of any proceeding against them as to which they could be indemnified.

The foregoing description of the indemnification agreements is not complete and is qualified in its entirety by reference to the full text of the form of indemnification agreement, which is included herewith as Exhibit 10.9, which is incorporated by reference into this Item 5.02.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

On September 11, 2025, the Company filed an amended and restated certificate of incorporation (as amended and restated, the “Amended Charter”) with the Secretary of State of the State of Delaware and adopted amended and restated bylaws (as amended and restated, the “Amended Bylaws”), each of which became effective on September 11, 2025. A summary description of Amended Charter and the Amended Bylaws is contained in the Prospectus under “Description of Capital Stock” and is incorporated herein by reference. Such summary description does not purport to be complete and is qualified in its entirety by reference to the copy of the Amended Charter attached hereto as Exhibit 3.1 and the copy of the Amended Bylaws attached hereto as Exhibit 3.2, both of which are incorporated by reference into this Item 5.03.

Item 8.01	Other Events.

On September 15, 2025, the Company completed the Offering of 26,000,000 shares of Class A Common Stock at a public offering price of $28.00 per share. Pursuant to the Underwriting Agreement, the Company granted the Underwriters a 30-day option to purchase up to an additional 3,900,000 shares of Class A Common Stock. On September 12, 2025, the Company received a notice pursuant to which the Underwriters elected to exercise their option to purchase 3,487,627 additional shares of Class A Common Stock on the terms and conditions set forth in the Prospectus. As contemplated in the Prospectus, once received, (i) the Company indirectly contributed all of the net proceeds of the Offering to Legence Holdings in exchange for Class B Units issued to Legence PubCo Sub LLC, a wholly owned subsidiary of the Company; and (ii) Legence Holdings used such net proceeds to repay borrowings outstanding under the term loan facility provided under the Credit Agreement.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated September 11, 2025, by and among Legence Corp., Legence Holdings LLC and Goldman Sachs & Co. LLC and Jefferies LLC, on behalf of themselves and each of the other underwriters named in Schedule I thereto.

3.1	Amended and Restated Certificate of Incorporation of Legence Corp.

3.2	Amended and Restated Bylaws of Legence Corp.

4.1	Registration Rights Agreement, dated as of September 15, 2025, by and among Legence Corp. and each of the other signatories from time to time party thereto.

10.1	Amended and Restated Limited Liability Company Agreement of Legence Holdings LLC, dated as of September 11, 2025, by and among Legence Corp. and the other signatories parties thereto.

10.2	Tax Receivable Agreement, dated as of September 11, 2025, by and among Legence Corp. and the TRA Parties (as defined in the Tax Receivable Agreement).

10.3	Exchange Agreement, dated September 11, 2025, by and among Legence Corp. and each of the other signatories from time to time party thereto.

10.4	Legence Corp. 2025 Omnibus Incentive Plan.

10.5	Form of Stock Option Grant Notice and Award Agreement.

10.6	Form of RSU Grant Notice and Award Agreement.

10.7	Form of Non-Employee Director Restricted Stock Unit Grant Notice and Award Agreement.

10.8	Amendment No. 10 to the Credit Agreement, dated as of September 8, 2025, by and among Legence Intermediate LLC, Legence Holdings LLC, the guarantors party thereto and Jefferies Finance LLC.

10.9	Form of Indemnification Agreement (incorporated by reference to Exhibit 10.11 to the Company’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on August 15, 2025).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEGENCE CORP.

Dated: September 15, 2025	By:	/s/ Stephen Butz
	Name:	Stephen Butz
	Title:	Chief Financial Officer